                                                                   Exhibit 10.29

No. R-1                                                               $1,800,000

                            UNITED STATES OF AMERICA
                                STATE OF FLORIDA
                            PINELLAS COUNTY, FLORIDA
                        PINELLAS COUNTY INDUSTRY COUNCIL
                INDUSTRIAL DEVELOPMENT REVENUE BOND, SERIES 1987
                         (AEROSONIC CORPORATION PROJECT)

     KNOW ALL, MEN BY THESE PRESENTS, that the Pinellas County Industry Council, a special district and a public body corporate and politic existing in Pinellas County, Florida (hereinafter called the "Issuer"), for value received, hereby promises to pay to the order of Barnett Bank of Pinellas County (the "Original Purchaser"), or registered assigns, solely from the Revenues hereinafter mentioned and from no other source, the principal sum of one Million Eight Hundred Thousand Dollars ($1,800,000) and to pay solely from the Revenues, interest from the date hereof commencing March 17, 1988 and on the 17th day of each March, June, September and December thereafter on the unpaid balance of said principal sum outstanding from time to time at the Base Percentage (hereinafter defined). Principal shall be payable in equal installments of $18,556.70 commencing December 17, 1988 and on the 17th day of each March, June, September and December thereafter. A final payment of all unpaid principal. ($18,556.80) plus accrued interest shall be due and payable on December 17, 2012.

     The "Base Percentage" shall be the percentage applied to the Prime Rate (hereinafter defined) in determining the interest this Bond will bear. The Base Percentage is currently 87% for the period from the date of delivery of this Bond through December 31, 1987, and 90% thereafter subject to adjustment as provided herein. No adjustment to the Base Percentage shall result in the interest on this Bond accruing or becoming payable at a rate in excess of the Taxable Rate (as hereinafter defined). The "Prime Rate" shall mean a rate of interest equal to the announced prime rate per annum of Barnett Banks, Inc. The Prime Rate is a reference rate for the information and use of the Original Purchaser in establishing the actual rate to be charged to the Company. The Prime Rate is not necessarily the rate of interest charged any particular class of borrower. The Prime Rate shall be adjusted from time to time without notice or demand, as of the effective date of any announced change thereof. Such rate which is in effect as of the close for business on each business day shall be the effective applicable rate for that day and for any succeeding non-business day. The initial Prime Rate shall be the Prime Rate in effect at the opening of business on the date of delivery of this Bond. The "Interest Rate" on this Bond shall mean the Base Percentage multiplied by the Prime Rate as modified by the adjustments provided for herein, but shall not by reason of such adjustments exceed the Prime Rate plus one percent (1%) (the "Taxable Rate"). Interest shall he computed on the basis of a three hundred sixty (360) day year consisting of 12 30-day months.

     Determination of Taxability. In the event of a Determination of Taxability (as defined in the Indenture as defined below) the interest rate on this Bond shall be increased to a rate equal to the Taxable Rate and such increased rate of interest shall be payable from the Date of Taxability (as defined in the Indenture as defined below) and compounded quarterly until this Bond is redeemed as required herein. Payment shall be made to the current holders of this Bond and any former holders from the Date of Taxability until this Bond is redeemed as required herein. Payment shall be made to such holders and former holders from the Date of Taxability for the period of time that such person was the registered owner of this Bond. The holder or former holder shall also be entitled to reimbursement of any penalties, additions or interest on overdue taxes and any taxes payable because of receipt of such reimbursement.

     The Interest Rate on this Bond shall be adjusted as follows (but shall not, by reason of such adjustments, exceed the Taxable Rate):

     (i) Change in Maximum Corporate Tax Rate. If the maximum federal corporate income tax rate for the holder of this Bond or its parent holding company during any period in which interest is accruing, shall be other than 40% for 1987 or 34% for 1988 and subsequent years, then the interest on this Bond during such period shall be modified by multiplying the Base Percentage (as adjusted) by a fraction equal to 1 - A
                  -----
                  1 - B
where A equals the maximum marginal corporate income tax rate then in effect and B equals the immediately preceding maximum marginal corporate income tax rate.

     (ii) Alternative Minimum Tax Where Bond Interest is a Direct Tax Preference Item. If the holder of this Bond or its parent holding company pays an alternative minimum tax in any tax year and the interest on this Bond is a direct tax preference item under section 57(a) (5) or any successor provision of the Internal Revenue Code of 1986 (the "Code") then the Interest Rate on this Bond for the period during such tax year in which interest is accruing on this Bond shall be increased during such accrual period by an amount equal to (A - B) x C where:

          (a) A equals the Interest Rate on this Bond expressed as a percentage;

          (b) B equals the Adjusted Bank's Cost of Funds (as hereinafter defined); and

          (c) C equals the maximum marginal rate of the alternative maximum tax expressed as a decimal (currently .20).

     "Adjusted Bank's cost of Funds" shall mean the fraction (expressed as a percentage) and as determined by the holder of this Bond or its parent holding company, of the total interest expense of the Original Purchaser (or any successor institutional holder of this Bond) for each calendar year divided by the total monthly average of all assets of the Original Purchaser (or any successor institutional holder of this Bond) during the calendar year.

     (iii) Alternative Minimum Tax Where Bond Interest is an Indirect Tax Preference Item. If the holder of this Bond or its parent holding company pays an alternative minimum tax in any tax year and the interest on this Bond is not a tax preference item under section 57(a)(5) of the Code, but is an indirect tax preference item because of the application of Section 56(f) or Section 56(g) or any successor provision of the Code then the Interest Rate on this Bond for the period during such tax year in which interest is accruing on this Bond shall be increased during such accrual period by an amount equal to (A - B) x C where:

          (a) A equals the Interest Rate on this Bond expressed as a percentage;

          (b) B equals the Adjusted Bank's Cost of Funds; and

          (c) C equals one half of the maximum marginal rate of the alternative minimum tax expressed as a decimal (currently 1/2 of .20 or .10) for tax years of the original Purchaser beginning before January 1, 1990 and C equals 75% of the maximum marginal rate of the alternative minimum tax expressed as a decimal for tax years of the Original Purchaser beginning after December 31, 1989.

     (iv) Loss of Federal Income Tax Deduction for State Income Taxes. If the federal income tax deduction for state income taxes paid on the interest payments received under this Bond during any period is reduced because of any change in the tax laws or regulations then the Interest Rate on this Bond shall be increased during such period by an amount equal to A x B x C x D where:

          (a) A equals the fraction (expressed as a decimal) of the total state income tax disallowed as a result of such tax law change;

          (b) B equals the rate of the applicable state income tax (expressed as a decimal);

          (c) C equals the corporate tax rate then in effect (expressed as a decimal); and

          (d) D equal the Interest Rate on this Bond (expressed as a percentage).

     (v) Partial Taxability. If the interest payments received under this Bond during any period become partially taxable because of any change in the tax laws or regulations, then the Interest Rate on this Bond shall be increased during such period by an amount equal to (A - B) x C where:

          (a) A equals the Taxable Rate (expressed as a percentage);

          (b) B equals the Interest Rate on this Bond (expressed as a percentage); and

          (c) C equals the fraction of the Interest Rate on this Bond which has become taxable as the result of such tax change (expressed as a decimal).

     (vi) Other Change in Tax Laws. If the tax laws or regulations are amended to cause the interest on this Bond to be taxable, to be subject to a minimum tax or an alternative minimum tax or to otherwise decrease the after tax yield on this Bond to the holder of this Bond (directly or indirectly, other than a change described in (i) through (v) above or because of a Determination of Taxability) then the Interest Rate on this Bond shall be adjusted to cause the interest received by the holder of this Bond, after payment of any increase in tax, to equal the interest the holder of this Bond would have received in the absence of such change or amendment in the tax laws or regulations. If the tax laws or regulations are amended to increase the after tax yield on this Bond to the holder of this Bond, then the Trustee (as defined in the Indenture as hereinafter defined) shall adjust the Interest Rate on this Bond to cause the interest received by the holder of this Bond to equal the interest the holder of this Bond would have received in the absence of such change or amendment in the tax laws or regulations.

     The above adjustments shall be cumulative, but in no event shall the Interest Rate on this Bond exceed the maximum rate permitted by law. The above adjustments to the Interest Rate on this Bond shall be effective on the effective date of the applicable change in the tax laws or regulations. Interest on this Bond and all other tax rates and interest rates are expressed as annual rates. However, proper partial adjustment shall be made if the tax law change is effective after the first day of the holder's tax year or if interest on this Bond does not accrue for the entire tax year of the holder. Adjustments which create a circular calculation because the Interest Rate on this Bond is affected by the calculation shall be carried out sequentially, increasing the Interest Rate accordingly in each successive calculation using as the new value the increase in the Interest Rate on this Bond, until the change on the Interest Rate on this Bond caused by the next successive calculation of the adjustment is de minimis. If more than one of paragraphs (i) through (v) apply, then the Interest Rate shall be adjusted in the order in which listed above.

     To the extent allowed by applicable law, in the event any payment of interest and principal on or other amounts payable under this Boand shall not be paid when due, the amount so due shall, to the extent legally enforceable, continue to bear interest from the date such payment became due until payment thereof at a rate equal to the Default Rate (as defined in the Agreement as hereinafter defined), and, if the holder of this Bond or the Trustee (as defined in the Indenture as hereinafter defined) should employ attorneys or incur other expenses for the collection of amounts payable under this Bond, the Issuer shall pay the reasonable fees of such attorneys and such other expenses so incurred by the holder of this Bond and the Trustee.

     Principal of and interest and other payments on this Bond are payable in lawful money of the United States of America by check or draft on the Trustee mailed to the registered owner, at the address shown on the registration books maintained by the Trustee as Registrar or such other address as is furnished to the Trustee in writing by the registered owner of this Bond. Payment of the final installment of principal of and interest on this Bond shall be made upon the presentation and surrender of this Bond at the principal office of the Trustee. All payments shall be applied first to accrued but unpaid interest and then to principal, except that payments in partial redemption of this Bond shall be applied in accordance with Section 701 of the Indenture.

     This Bond is one of an issue of Bonds of the Issuer in the aggregate principal amount of $1,800,000 issued to finance all or a portion of the cost of constructing and equipping a manufacturing facility and related facilities in Pinellas County, Florida, (the "Project") for the benefit of the Company. The Bonds will be repaid by the Issuer from installment financing payments and other amounts under the terms of a Financing Agreement (hereinafter sometimes called the "Agreement") and a Promissory Note (the "Note") both dated December 17, 1987. The issuance of the Bonds and the construction, equipping and financing of the Project are under the authority of and in full compliance with the Constitution and Statutes of the State of Florida, including particularly Chapter 69-1490, Laws of Florida, Special Acts of 1969 and Chapter 159, Part II, Florida Statutes (hereinafter called the "Act") and other applicable provisions of law, and a resolution duly adopted by the Issuer on November 4, 1987, and consented to by the Board of County Commissioners of Pinellas County on November 24, 1987 (hereinafter called the "Resolution"), and is subject to all the terms and conditions of such Resolution.

     The Bonds are all issued under and equally and ratably secured by and entitled to the security of a Trust Indenture dated December 17, 1987 (herein sometimes called the "Indenture"), duly executed and delivered by the Issuer to Barnett Banks Trust Company, N.A., as trustee under the Indenture (the "Trustee"). Reference is made to the Indenture for the terms of the Indenture and the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee and the rights of the owners of the Bonds.

     As additional security for payment of the Bonds the Company has conveyed its interest, in certain real and personal property pursuant to a Mortgage and Security Agreement dated December 17, 1987 from the Company as Mortgagor to the Issuer as Mortgagee and assigned to the Trustee (the "Mortgage").

     The Issuer shall not be obligated to pay this Bond or the interest hereon except from the revenues, receipts and the funds pledged to the payment of this Bond including those payable pursuant to the Agreement and the Note and those received by the Trustee pursuant to the Mortgage and any other moneys pledged for such payment under the Indenture including but not limited to those moneys on deposit from time to time in the Bond Fund and the Construction Fund, as each is defined in the Indenture (collectively the "Revenues"), and neither the faith and credit nor the taxing power of the State of Florida or of any other political subdivision thereof is pledged to the payment of the principal of or the interest on this Bond.

                     OPTIONAL REDEMPTION IN WHOLE OR IN PART

     This Bond may be redeemed by the Issuer, at the request of the Company on any principal payment date, prior to maturity, in whole or in part (but if in part, in $5,000 increments), at 102% of the principal then outstanding if redeemed on or prior to the first anniversary date of the date of delivery of this Bond, at 101% of the principal then outstanding if redeemed after the first anniversary date of the date of delivery of this Bond but on or before the second anniversary date of the date of delivery of this Bond, and at 100% of the principal then outstanding if redeemed after the second anniversary date of the date of delivery of this Bond, plus accrued interest to the redemption date, plus all other amounts due under the Mortgage, the Indenture or the Agreement.

                              MANDATORY REDEMPTION

     This Bond shall be redeemed in part in the manner provided in Section 2.03 of the Agreement, at par, plus accrued interest, to the extent that Bond proceeds and investment earnings thereon exceed the amount necessary for the construction and equipping of the Project.

                      SPECIAL MANDATORY REDEMPTION IN WHOLE

     If interest on this Bond is declared taxable as a result of a Determination of Taxability, or should an Adjudication of Invalidity (as defined in the Indenture, in which case the Company shall promptly notify the Trustee and original Purchaser of its existence) occur in connection with the Bonds then this Bond shall be redeemed as provided in Section 8.05 of the Agreement at the then outstanding principal amount of this Bond, plus accrued interest, plus in the case of a Determination of Taxability all other amounts due under the Mortgage, the Indenture or the Agreement and other amounts calculated as provided in Section 202 of the Indenture.

                                       PUT

     This Bond may be redeemed by the holder in whole at the principal amount plus accrued interest on the anniversary date of the date of delivery of this Bond in the years 1992, 1997, 2002 and 2007. The holder may exercise this option by written notice to the Trustee and the Company at least 6 months prior to the redemption date. Upon receipt of the notice, the Company must pay all amounts due under this Bond on or before the redemption date.

     All partial redemption of the Bonds shall be applied to principal installments in inverse order of maturity except that partial redemption from unexpended Bond proceeds shall be applied ratably to reduce future principal installments.

     Notice of any such redemption shall be given in the manner required by the Indenture.

     All Bonds so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit at the place of payment at that time, and shall no longer be protected by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

     The Issuer reserves the right to issue additional bonds payable on a parity with the Bonds of the issue of which this Bond is one, subject to the conditions and in the manner provided in the Agreement and the Indenture.

     Neither the Issuer, the State of Florida, nor any political subdivision thereof, is or shall be obligated to pay this Bond or the interest hereon except from the payments from the Company and neither the faith and credit nor the taxing power of Pinellas County, the State of Florida or of any political subdivision thereof is pledged to the payment of the principal of or the interest on this Bond. The issuance of this Bond shall not directly or indirectly or contingently obligate the State of Florida or any political subdivision thereof to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment.

     NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND OR FOR ANY CLAIM BASED THEREON OR UPON ANY OBLIGATION, COVENANT OR AGREEMENT CONTAINED IN THIS BOND, THE INDENTURE OR THE AGREEMENT AGAINST ANY PAST, PRESENT OR FUTURE MEMBER, OFFICER OR EMPLOYEE OF THE ISSUER, OR ANY INCORPORATOR, MEMBER, COMMISSIONER, DIRECTOR, TRUSTEE, OFFICER OR EMPLOYEE OF ANY SUCCESSOR OF THE ISSUER, AS SUCH, EITHER DIRECTLY OR THROUGH THE ISSUER OR ANY SUCCESSOR OF THE ISSUER, UNDER ANY RULE OF LAW OR EQUITY, STATUTE OR CONSTITUTION.

     The owner of this Bond shall have no right to enforce the covenants under the Agreement or the Indenture, or to take any action with respect to any event of default under the Agreement or the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Agreement or the Indenture.

     In certain events, on the conditions, in the manner and with the effect set forth in the Agreement and the Indenture, the principal of the Bond issued under the Agreement and the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. Modifications or alterations of the Agreement and the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Agreement and the Indenture.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the series of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

     This Bond shall have and is hereby declared to have all the qualities and incidents, including negotiability, of investment securities under the Uniform Commercial Code - Investment Securities law of the State of Florida.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

     IN WITNESS WHERE0F, the Pinellas County Industry Council has issued this Bond and has caused the same to be executed in its name by the manual signature of its Chairman, and attested by the manual signature of its Secretary and its official seal to be impressed hereon, the 17th day of December, 1987.

(SEAL)                                       PINELLAS COUNTY INDUSTRY COUNCIL


                                             By /s/ Charles E. Rainey
                                               ---------------------------------
                                                Chairman

ATTEST:


/s/ William M. Castoro
---------------------------------
Secretary

                     Trustee's Certificate of Authentication

     This Bond represents an issue of Bonds described in the within-mentioned Trust Indenture.

                                             BARNETT BANKS TRUST COMPANY,
                                             N.A., as Trustee


                                             By /s/ Ramsay D. Breazeale
                                               ---------------------------------
                                                Authorized Officer

                    PROVISIONS FOR REGISTRATION AND EXCHANGE

     As provided in the Indenture and subject to certain limitations set forth therein, this Bond is transferable upon the books of the Trustee, by the registered owner hereof in person or by such owner's attorney duly authorized in writing, upon surrender hereof together with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or such owner's duly authorized attorney. Upon such transfer the Issuer will cause to be issued in the name of the transferee a new fully registered Bond or Bonds of the same aggregate principal amount, maturity and interest rate as the surrendered Bond, subject to reimbursement for any tax, fee or governmental charge required to be paid by the Issuer or the Trustee with respect to such transfer and for any cost of printing Bonds.

                                   ASSIGNMENT

                               FOR VALUE RECEIVED

     The undersigned hereby sells, assigns and transfers unto
                                                              ------------------
                             the within Bond of the Pinellas County Industry
----------------------------
Council, and does hereby constitute and appoint                                ,
                                                -------------------------------
attorney to transfer the said Bond on the books of the within named Issuer, with full power of substitution in the premises.

Date:
      ---------------------


Signature Guaranteed:
                      -----------------------------------   --------------------
                                                            Registered Owner

Notice: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.